Acknowledgement and Acceptance of Special Servicer

September 18, 2020

BY EMAIL

Wilmington Trust, National Association, as Trustee

1100 North Market Street

Wilmington, Delaware 19890

Attention: CMBS Trustee DAFC 2017-AMO

Facsimile: (302) 636-4140

E-mail: CMBSTrustee@wilmingtontrust.com

Wells Fargo Bank, National Association, as Certificate Administrator

9062 Old Annapolis Road

Columbia, Maryland 21045 1951

Attention: Corporate Trust Services (CMBS) DAFC 2017-AMO

E-mail: trustadministrationgroup@wellsfargo.com

E-mail: cts.cmbs.bond.admin@wellsfargo.com

KeyBank National Association, as Servicer 11501 Outlook Street, Suite 300 Overland Park, Kansas 66211 Attention: Michael Tilden (DAFC 2017-AMO) Email: michael_a_tilden@keybank.com

Cohen Financial, a Division of SunTrust Bank, as Special Servicer

Loan Administration Service Center

4601 College Blvd., Suite 300

Leawood, Kansas 66211

Attention: Head of Investor Services (DAFC 2017-AMO)

Email: loanadmin@cohenfinancial.com

Banc of America Merrill Lynch Large Loan, Inc., as Depositor One Bryant Park New York, New York 10036 Attention: Leland F. Bunch, III Email: leland.f.bunch@baml.com	Park Bridge Lender Services LLC 600 Third Avenue, 40th Floor New York, New York 10016 Attention: DAFC 2017-AMO – Surveillance Manager Email: cmbs.notices@parkbridgefinancial.com

RE:	Acknowledgement and Acceptance of Special Servicer;

Del Amo Fashion Center Trust 2017-AMO, Commercial Mortgage Pass-Through Certificates Series 2017-AMO

Ladies and Gentlemen:

Reference is made to that certain Trust and Servicing Agreement (the “TSA”), dated as of June 20, 2017, between Banc of America Merrill Lynch Large Loan, Inc., as Depositor, KeyBank National Association, as Servicer, Cohen Financial, a Division of SunTrust Bank, as Special Servicer, Wells Fargo Bank, National Association, as Certificate Administrator, Wilmington Trust, National Association, as Trustee, and Park Bridge Lender Services LLC, as Operating Advisor, relating to the Del Amo Fashion Center Trust 2017-AMO, Commercial Mortgage Pass-Through Certificates Series 2017-AMO and (ii) the

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Acknowledgment and Acceptance of Special Servicer

Co-Lender Agreement (the “Co-Lender Agreement”) dated as of May 12, 2017, originally among Bank of America, N.A., as Initial Note 1 Holder, Barclays Bank PLC, as Initial Note 2 Holder, Société Générale, as Initial Note 3 Holder, and Wells Fargo Bank, National Association, as Initial Note 4 Holder, regarding the loan secured by real and personal property commonly known as Del Amo. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the TSA and Co-Lender Agreement, as applicable.

Pursuant to Section 7.1(d) of the TSA and Section 7 of the Co-Lender Agreement, the undersigned hereby agrees with all the other parties to the TSA that the undersigned shall serve as Special Servicer under, and as defined in, the TSA. The effective date (the “Effective Date”) of the appointment of the undersigned as Special Servicer shall be the date hereof. The undersigned hereby assumes, as of the Effective Date, all of the responsibilities, duties and liabilities of the Special Servicer under the TSA and the Co-Lender Agreement that arise on and after the Effective Date. The undersigned hereby makes, as of the Effective Date, the representations and warranties set forth in Section 2.6 of the TSA mutatis mutandis with all references to “Agreement” in Section 2.6 of the TSA to include this Acknowledgement and Acceptance of Special Servicer in addition to the Agreement, with the following corrections with respect to type of entity and jurisdiction of organization: Situs Holdings, LLC is a duly formed limited liability company, validly existing in active status under the laws of the State of Delaware.  The undersigned further represents and warrants that it satisfies all of the eligibility requirements applicable to special servicers set forth in the TSA and Co-Lender Agreement, including, but not limited to, the requirements of a “Qualified Replacement Special Servicer” as such term is defined in the TSA and the Co-Lender Agreement, and that all requirements and preconditions for the appointment of the undersigned as Special Servicer have been satisfied.

Situs Holdings, LLC’s address for notices pursuant to Section 11.4 of the TSA is as follows:

Situs Holdings, LLC

101 Montgomery Street, Suite 2250

San Francisco, California 94104

Attention: Curt Spaugh

E-mail: curtspaugh@situsamc.com

with a copy to:

Situs Group, LLC

5065 Westheimer, Suite 700E

Houston, Texas 77056

Attention: Legal Department

E-mail: legal@situsamc.com

and

samnotice@situsamc.com.

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Acknowledgment and Acceptance of Special Servicer

Sincerely,

SITUS HOLDINGS, LLC

By:_/s/ Marisa Cohen_____________________

Name: Marisa Cohen

Title: Vice President, Associate General Counsel

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